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                          SECOND SUPPLEMENTAL INDENTURE

                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 1998, among Benedek Broadcasting Corporation, a Delaware corporation (the "Company"), Benedek License Corporation, a Delaware corporation ("BLC"), as successor by merger to Benedek Broadcasting Company, L.L.C., a Delaware limited liability company ("LLC"), Philip A. Jones, solely in his capacity as Trustee ("Trustee") under The WMTV Trust, a Wisconsin trust (the "Trust"), WMTV License Co., LLC, a Delaware limited liability company ("License Co.") and The Bank of New York, as trustee ("BONY"), amends and supplements the Indenture (as defined below).

                                 R E C I T A L S

                  Section 1. The Company, LLC and BONY entered into the Indenture, dated as of March 1, 1995 (the "Indenture"), relating to the Company's Series A and Series B 11-7/8% Senior Secured Notes due 2005 (the "Notes").

                  Section 2. The Company's obligations in respect of the Notes and under the Indenture were guaranteed by LLC.

                  Section 3. The LLC merged with and into BLC and, pursuant to the First Supplemental Indenture dated as of June 6, 1996, among the Company, BLC, and BONY (the "First Supplemental Indenture"), BLC assumed LLC's obligations under the Indenture.

                  Section 4. The Company owns and operates television station WMTV(TV) Madison, Wisconsin ("WMTV") and the licenses and authorizations issued by the Federal Communications Commission ("FCC") for WMTV are owned by BLC. Pursuant to certain FCC rules and regulations, the Company is transferring the assets of WMTV to the Trustee, and BLC is transferring the licenses and authorizations issued by the FCC in respect of WMTV to License Co., of which the Trustee is the sole member.

                  Section 5. The parties hereto wish to reflect the express assumption by the Trustee and License Co. of the obligations of BLC set forth in the First Supplemental Indenture.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally binding, the parties hereto hereby agree as follows:



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                  Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture as supplemented by the First Supplemental Indenture.

                  Section 2. Each of the Company, BLC, the Trustee and License Co. hereby acknowledges and agrees that, by virtue of the transfer of assets to the Trustee and License Co., the Trustee and License Co. have become parties to the Indenture in accordance with Article X of the Indenture and are jointly and severally responsible for all the liabilities and obligations of BLC under the First Supplemental Indenture. Accordingly, each of the Trustee and License Co. hereby expressly assume all the liabilities and obligations of BLC under the First Supplemental Indenture as set forth in Article X of the Indenture. Nothing contained herein shall limit or otherwise affect the obligations of BLC under the First Supplemental Indenture.

                  Section 3. Each of the Trust and License Co. is a Wholly Owned Subsidiary and a Restricted Subsidiary as those terms are defined in the Indenture.

                  Section 4. This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

                  Section 5. The Second Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  Section 6. This Second Supplemental Indenture is an amendment supplemental to the Indenture and the First Supplemental Indenture and said Indenture, First Supplemental Indenture and this Second Supplemental Indenture shall henceforth be read together.


                                        2



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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be executed as of the day and year first above written.

                                         PHILIP A. JONES, SOLELY IN
                                         HIS CAPACITY AS TRUSTEE
                                         under The WMTV Trust, a Wisconsin trust

                                         /s/ Philip A. Jones
                                         ------------------------------------
                                         Philip A. Jones

Attest: /s/
        --------------------
                                         WMTV LICENSE CO., LLC

                                         By:  PHILIP A. JONES, SOLELY IN
                                         ------------------------------------
                                              HIS CAPACITY AS TRUSTEE
                                              under The WMTV Trust, a Wisconsin
                                              trust

                                         /s/ Philip A. Jones
                                         ------------------------------------
                                         Philip A. Jones

Attest: /s/
        --------------------

                                         THE BANK OF NEW YORK,
                                         as trustee,

                                         By: /s/ Michael Culhane
                                         ------------------------------------
                                             Name:  Michael Culhane
                                             Title: Vice President

Attest: /s/
        --------------------

                                        3



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                                         BENEDEK BROADCASTING CORPORATION

                                      By: /s/ Mary L. Flodin
                                         ------------------------------------
                                          Name:  Mary L. Flodin
                                          Title: Vice President/Controller

Attest: /s/
        --------------------

                                      BENEDEK LICENSE CORPORATION

                                      By: /s/ Mary L. Flodin
                                          ------------------------------------
                                          Name:  Mary L. Flodin
                                          Title: Vice President/Controller

Attest: /s/
        --------------------

                                        4

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